Exhibit 5.1

October 17, 2005

(213) 229-7000	C 94515-00038

ValueClick, Inc.
4360 Park Terrace Drive, Suite 100
Westlake Village, California 91361

Re:                               Registration Statement on Form S-8 of ValueClick, Inc.

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of ValueClick, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 1,293,145 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) pursuant to the terms the 2000 Equity Participation Plan (the “2000 Plan”), the 2004 Stock Incentive Plan (the “2004 Plan”) and the 2005 Equity Incentive Plan (the “2005 Plan” and together with the 2000 Plan and the 2004 Plan, “the Plans”) of Fastclick, Inc., a Delaware corporation (“Fastclick”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms of the Plans against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP
Gibson, Dunn & Crutcher LLP